FOR IMMEDIATE RELEASE

For: Great American Financial Resources, Inc.	Contact: Mark F. Muething
250 East Fifth Street	Executive Vice President
Cincinnati, OH 45202	513-333-5515

Web Site: www.gafri.com

GREAT AMERICAN FINANCIAL RESOURCES REPORTS

FOURTH QUARTER AND FULL YEAR RESULTS

CINCINNATI, OHIO - February 12, 2007 - Great American Financial Resources, Inc. ("GAFRI") (NYSE: GFR) today reported net income of $16.9 million ($0.35 per share) for the 2006 fourth quarter. Net income for 2006 was $98.9 million ($2.06 per share). GAFRI's net income for the fourth quarter and whole year 2005 were $7.6 million ($0.16 per share) and $69.9 million ($1.47 per share), respectively. GAFRI's 2006 net income includes an after-tax gain of $31.6 million ($0.66 per share) on the sale of a resort hotel in June 2006, as well as certain other significant items that may not be indicative of GAFRI's ongoing core operations. The table below identifies such items and reconciles net income determined in accordance with generally accepted accounting principles ("GAAP") to "core net operating earnings from continuing operations," a non-GAAP measure that GAFRI believes is a useful tool for analysts and investors in analyzing ongoing operating trends.

Core Net Operating Earnings from Continuing Operations, Excluding Significant Items

Core net operating earnings from continuing operations before significant items ("core net operating earnings"), were $18.0 million ($0.37 per share) in the fourth quarter of 2006 compared to $14.7 million ($0.31 per share) in the fourth quarter of 2005. The increase is due primarily to recent acquisitions, including the purchase of Ceres Group, Inc., an insurance holding company specializing in supplemental health insurance, in August 2006.

Core net operating earnings for 2006 were $76.7 million ($1.59 per share) compared to $62.0 million ($1.30 per share) for 2005. This increase reflects (i) improvements in GAFRI's fixed annuity operations resulting primarily from the January 2006 acquisition of an annuity block of business and higher real estate income resulting from a one-time payment received in exchange for certain of the development rights at the Company's marina in Palm Beach County, Florida, (ii) higher earnings in GAFRI's runoff life operations resulting from an improvement in mortality experience and lower expenses (iii) earnings from the recently acquired Ceres Group, Inc. and (iv) earnings on the proceeds received in connection with the sale of GAFRI's Puerto Rican subsidiary. These items were partially offset by a decrease in earnings in GAFRI's supplemental insurance operations, which resulted from the effects of lower first year premiums, higher policy lapses and higher loss experience at GAFRI's subsidiary, United Teacher Associates.

	Three months ended December 31,		Twelve months ended December 31,
In millions, except per share amounts
	2006	2005	2006	2005

Components of net income:
Core net operating earnings from continuing operations (before significant items below)	$18.0	$14.7	$76.7	$62.0

Discontinued operations:
Gains on sales of hotels	-	10.7	31.6	10.7
Operations of hotels sold	-	0.1	(0.6)	3.6
Puerto Rican insurance operations	-	5.1	-	19.6
Significant unlocking charge and write-off of DPAC	-	(19.1)	-	(19.1)
Charge related to former manufacturing operations	-	-	-	(6.2)
Other	(1.1)	(3.9)	(8.8)	(0.7)
Net income	$16.9	$ 7.6	$98.9	$69.9

Components of diluted EPS:
Core net operating earnings (before items below)	$0.37	$0.31	$1.59	$1.30

Discontinued operations:
Gains on sales of hotels	-	0.22	0.66	0.22
Operations of hotels sold	-	-	(0.01)	0.08
Puerto Rican insurance operations	-	0.11	-	0.41
Significant unlocking charge and write-off of DPAC	-	(0.40)	-	(0.40)
Charge related to former manufacturing operations	-	-	-	(0.13)
Other	(0.02)	(0.08)	(0.18)	(0.01)
Net income	$0.35	$0.16	$2.06	$1.47

S. Craig Lindner, GAFRI's Chief Executive Officer, commented, "We are pleased with the 2006 results and believe they demonstrate the strength of our core businesses. Moving forward we expect that these businesses will continue to produce strong results. In addition, we are committed to expanding our core businesses by introducing new products and attracting additional distribution while seeking to make strategic acquisitions. We believe the start-up expenses of these product and distribution initiatives will result in significant premiums in future years. We continue to expect our core net operating earnings from continuing operations, excluding significant items, to be between $1.60 and $1.70 per share in 2007."

Financial Strength and Liquidity

GAFRI continued to achieve record levels of stockholders' equity and book value per share. At December 31, 2006, GAFRI's debt to capital ratio of 20.4% was at its strongest level ever. In 2006, GAFRI repurchased $68.5 million principal amount of the Company's 6-7/8% Senior Notes. In connection with the repurchases, GAFRI paid approximately $2 million to terminate the portion of an interest rate swap that covered the repurchased debt. In January 2007, the Company called for redemption on March 1, 2007 its 8-7/8% trust preferred securities. The redemption will be made using funds borrowed under the Company's bank line of credit.

Acquisition of Ceres

As previously announced, in August 2006 GAFRI acquired all of the outstanding shares of Ceres Group, Inc. for $204.4 million in cash. In connection with the acquisition, Ceres reinsured 100% of its major medical business and 50% of its in-force senior business; as consideration, Ceres received pre-tax ceding allowances of $64 million. As a result of the reinsurance, Ceres has exited the major medical business; its remaining senior segment focuses primarily on sales of Medicare supplement and other products to the senior market. In commenting on this acquisition, Mr. Lindner said, "The Ceres companies continue to perform consistent with the assumptions on which the acquisition was based. We expect our supplemental health operations will begin to take advantage of the synergies resulting from the combination."

Acquisition of Annuity Block

As previously announced, in January 2006 GAFRI acquired (through a reinsurance transaction) the fixed annuity block of business written by Old Standard Life Insurance Company and all of the outstanding stock of Old West Annuity and Life Insurance Company. The transaction resulted in an increase of approximately $280 million in both annuity benefits accumulated and cash and investments, including a payment (negative ceding commission) from the seller of approximately $9 million.

Premiums

Statutory premiums of approximately $566 million in the fourth quarter of 2006 were nearly double the premiums of the fourth quarter of 2005. This increase primarily reflects substantially higher fixed indexed annuity premiums; the Company re-entered this market in the second quarter of 2005.

Statutory premiums reached a record level of $1.7 billion in 2006 and were 51% higher than in 2005. Premiums in 2005 included approximately $100 million of traditional fixed annuity premiums received in January 2005 from policyholders of an unaffiliated company in rehabilitation who chose to transfer their funds to GAFRI. Excluding the $100 million, GAFRI's premiums in 2006 were 65% higher than in 2005, also due primarily to higher fixed indexed annuity sales as well as higher sales of traditional annuities in the 403(b) segment.

In discussing the premiums, Mr. Lindner said, "We expect the momentum we have built on the premium side will continue into 2007. We are working on several product and distribution initiatives that we believe will help to significantly grow premiums beginning in the latter part of this year."

Significant Items Excluded from Core Net Operating Earnings

Gains on Sales of Hotels  On June 2, 2006, GAFRI completed the sale of Chatham Bars Inn, its resort-hotel property located on Cape Cod, Massachusetts, for a price of $166 million. After sales expenses, contingencies, profit sharing payments and the write-off of certain deferred acquisition costs on annuities associated with the gain recognition, the Company recognized an after-tax gain of approximately $32 million ($0.66 per share). The Company had owned and operated Chatham since 1993.

In October 2005, GAFRI sold its hotel operations in Austin, Texas for $53 million in cash. GAFRI recorded an after-tax gain of approximately $11 million ($0.22 per share) after sales expenses, profit sharing payments and the write-off of certain deferred acquisition costs on annuities associated with the gain recognition. The Company had owned and operated the hotel since 1995.

In accordance with GAAP, operations of hotels sold and gains on sales of hotels have been reported as discontinued operations.

Discontinued Puerto Rican Insurance Operations  Net income for the fourth quarter and year ended December 31, 2005 included $5.1 million and $19.6 million of earnings from Great American Life Assurance Company of Puerto Rico ("GA-PR"). On January 31, 2006, GAFRI sold GA-PR for $37.5 million in cash. Accordingly, GA-PR has been classified as discontinued operations for all periods presented. In addition, during 2005 GAFRI received dividend payments from GA-PR totaling $100 million.

Prior Year Unlocking Charge and Write-off of Deferred Policy Acquisition Costs ("DPAC") In the fourth quarter of 2005, GAFRI conducted its annual review of the actual results and future assumptions underlying its annuity operations, including assumptions related to future interest rates and persistency. Primarily as a result of the continuing low interest rate environment, the Company revised or "unlocked" the actuarial assumptions related to its annuity business in force and recorded a pre-tax charge of approximately $15.8 million ($10.3 million after-tax) to DPAC and insurance reserves related to that business. In addition, an unexpected increase in mortality in GAFRI's run-off life operations resulted in a pre-tax DPAC write-off of approximately $13.6 million ($8.8 million after-tax) related to that line of business.

Prior Year Charge Related to Former Manufacturing Operations  In 2005, GAFRI recorded a pretax charge of $9.5 million ($6.2 million after-tax) related to strengthening environmental liabilities associated with certain former manufacturing operations which were discontinued in 1992.

Other Other is made up of realized gains and losses, which are considered by many analysts and investors to be non-recurring or non-core. Accordingly, GAFRI excludes such items from its calculation of Core Net Operating Earnings. Realized gains (losses) include impairments on securities. The 2006 amounts also include a loss on retirement of debt as well as goodwill impairment on GAFRI's investment in an agency subsidiary.

About GAFRI

GAFRI is a Cincinnati-based insurance holding company with more than $13 billion in assets. The Company's subsidiaries include Great American Life Insurance Company, Annuity Investors Life Insurance Company, Central Reserve Life Insurance Company, Continental General Insurance Company, United Teacher Associates Insurance Company and Loyal American Life Insurance Company. Through these companies, GAFRI markets traditional fixed, indexed and variable annuities and a variety of supplemental insurance products.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 encourages corporations to provide investors with information about the Company's anticipated performance and provides protection from liability if future results are not the same as management's expectations. Documents may contain certain forward-looking statements that are based on assumptions which management believes are reasonable but, by their nature, inherently uncertain. Future results could differ materially from those projected. Factors that could cause such differences include, but are not limited to: changes in economic conditions including interest rates, performance of the capital markets, regulatory actions and competitive pressures. Forward-looking statements are made only as of the date of their release and GAFRI does not have any obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Conference Call

GAFRI's results will be discussed as part of a conference call today at 2:00 p.m. (EST) being conducted by American Financial Group, Inc., GAFRI's majority shareholder. Toll-free telephone access will be available by dialing 1-800-901-5231 (International dial in 617-786-2961). Please dial in 5 to 10 minutes prior to the scheduled start time of the call. A replay of the call will also be available two hours following the completion of the call, at approximately 4:00 p.m. and will run until 11:59 p.m. on February 19, 2007. To listen to the replay, dial 1-888-286-8010 (International dial in 617-801-6888) and provide the confirmation code 54541519. The conference call will also be broadcast live over the Internet. To listen to the call via the Internet, go to AFG's website, www.afginc.com, and follow the instructions at the Webcast link in the Investor Relations section.

Merrill Lynch Insurance Investors Conference

Information regarding the Company will be included in a presentation being made by S. Craig Lindner, Co-Chief Executive Officer, and Keith A. Jensen, Senior Vice President and chief financial officer of AFG, at the Merrill Lynch Insurance Investors Conference being held at the Millennium Broadway Hotel, 145 West 44th Street, New York City, on Tuesday, February 13, 2007 at 2:00 p.m. Their presentation will be broadcast live over the Internet via the Webcast link below within the Investor Relations section of AFG's website, www.afginc.com.

http://www.veracast.com/webcasts/ml/insurance07/22109157.cfm

A replay of the broadcast will be available for 14 days at the same website approximately 24 hours after the presentation.

GREAT AMERICAN FINANCIAL RESOURCES, INC.

Summary of Earnings

(In millions, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2006	2005	2006	2005
Revenues:
Life, accident and health premiums (a)	$105.4	$ 76.1	$ 349.1	$ 296.4
Net investment income	153.4	142.2	601.1	557.2
Realized gains (losses) on:
Investments	2.6	(4.2)	(4.9)	0.7
Goodwill impairment (b)	(4.2)	-	(4.2)	-
Retirement of debt	(0.1)	(1.8)	(4.5)	(1.8)
Other income	28.1	17.8	107.4(c)	81.7
	285.2	230.1	1,044.0	934.2
Costs and Expenses:
Annuity benefits (d)	88.5	94.5	343.6	339.1
Life, accident and health benefits	82.3	66.7	282.3	249.1
Insurance acquisition expenses (e)	39.7	44.6	140.3	129.6
Interest and debt expenses	5.4	7.5	22.9	28.4
Other expenses	44.1	30.5	151.3	133.8(f)
	260.0	243.8	940.4	880.0

Operating earnings (loss) before income taxes	25.2	(13.7)	103.6	54.2
Provision (benefit) for income taxes	8.3	(5.4)	35.7	18.2

Income (loss) from continuing operations	16.9	(8.3)	67.9	36.0
Discontinued Puerto Rican operations, net of tax (g)	-	5.1	-	19.6
Discontinued hotel operations, net of tax (h)	-	0.1	(0.6)	3.6
Gains on sales of discontinued hotels, net of tax (h)	-	10.7	31.6	10.7

Net Income	$ 16.9	$ 7.6	$ 98.9	$ 69.9

Average common shares outstanding - diluted	48.4	47.8	48.1	47.6

Diluted earnings per common share:
Continuing operations	$ 0.35	($ 0.17)	$ 1.41	$ 0.76
Discontinued Puerto Rican operations (g)	-	0.11	-	0.41
Discontinued hotel operations (h)	-	-	(0.01)	0.08
Gains on sales of discontinued hotels (h)	-	0.22	0.66	0.22

Net income	$ 0.35	$ 0.16	$ 2.06	$ 1.47

Supplemental Information (Premiums exclude GA-PR)
Fixed annuity premiums (a)	$149.1	$150.1	$ 607.4	$ 679.0(i)
Indexed annuity premiums (a)	289.4	47.7	681.4	78.2
Variable annuity premiums (a)	20.7	22.1	87.4	92.1
Total statutory premiums, including life, accident and health premiums	$566.1	$298.8	$1,727.2	$1,147.4(i)

Book value per share, excluding unrealized gains on fixed maturities			$22.37	$20.09
Book value per share, including all unrealized gains			$22.58	$21.30

  For GAAP purposes, annuity premiums are accounted for as deposits rather than revenues.

  Reflects goodwill impairment on GAFRI's investment in an agency subsidiary.

  Other income for 2006 includes $4.9 million of income resulting from the March 2006 payment received from Palm Beach County, Florida in exchange for the imposition of certain limitations on future development of a marina owned by the Company.

  Includes $11.5 million charge related to unlocking of actuarial assumptions in the fourth quarter of 2005.

  Includes $17.9 million charge related to mortality experience and unlocking of actuarial assumptions in the fourth quarter of 2005.

  Includes $9.5 million charge related to former manufacturing operations.

  Reflects results of Great American Life Assurance Company of Puerto Rico, which was sold in January 2006.

  The operations and gain on sale of Chatham Bars Inn (sold in June 2006) and the Driskill hotel (sold in October 2005) are reflected as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144.

  Includes approximately $100 million received in January 2005 from policyholders of an unaffiliated company in rehabilitation who chose to transfer their funds to GAFRI.